UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2018

PARADISE, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-3026	59-1007583
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 W. Dr. Martin Luther King, Jr. Blvd., Plant City, Florida	33563
(Address of Principal Executive Offices)	(Zip Code)

(813) 752-1155

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 5, 2018, Paradise, Inc. (the “Company”) entered into new employment agreements with Randy S. Gordon, President and Chief Executive Officer, Mark H. Gordon, Executive Vice President, and Tracy W. Schulis, Senior Vice President, in each case effective as of January 1, 2018. Each agreement has an initial term of two years. Thereafter, the agreements automatically renew for successive two-year terms, unless the Company provides to the executive at least one hundred twenty days prior to expiration of the term written notification that it intends not to renew such executive’s agreement. Under the agreements, the initial base salary of each executive is $215,000, each executive is eligible to earn an annual bonus with a target bonus amount of $50,000 but with the actual bonus amount to be determined by the Company’s Board of Directors in its sole discretion, and each is entitled to participate in and receive payments from any incentive compensation plans as may be adopted by the Company and available to other employees of the Company. In addition to benefits available to employees of the Company generally, each agreement provides for life insurance coverage, with all premiums paid by the Company, plus payment of membership dues for a country club or similar club. Life insurance premiums and membership dues are subject to a tax gross-up payment. Each agreement contains a non-compete provision for one year following termination.

Under the agreements, in the event of the termination of the executive’s employment (i) by the Company (including by non-renewal) other than for cause (as defined in the employment agreements) or (ii) by the executive upon (a) a good faith determination by such employee that there has been a material breach of his employment agreement by the Company, (b) a material adverse change in such employee’s working conditions or status, (c) a significant relocation of such employee’s principal office, or (d) during the twenty-four month period following a change of control, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities, or any requirement that he relocate his principal office to a location that is more than twenty miles from the location of his principal office immediately prior to the change of control, then such employee will be paid (subject to a Section 280G cap), a one-time, lump-sum severance payment equal to the sum of his annual base salary in effect at the time of such termination plus his average bonus for the two fiscal years immediately preceding such termination, and will receive up to twelve months of benefits continuation. Under the agreements, each executive will be entitled to any earned but unpaid bonus at the time of his termination unless he is terminated by the Company for cause.

The employment agreements with Randy S. Gordon, Mark H. Gordon and Tracy W. Schulis are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical, including without limitation statements regarding the Company’s beliefs, expectations, prospects, strategic plans and statements regarding strategic alternatives or other future transactions, constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact should be considered “forward-looking statements” for these purposes. In some cases, forward-looking statements can be identified by the use of such terminology as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continues,” or the negative thereof or other similar words. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that such expectations or any of our forward-looking statements will prove to be correct. Forward-looking statements are subject to inherent risks and uncertainties, and actual results and developments may be materially different from those expressed or implied by our forward-looking statements. We undertake no obligation to update forward-looking statements other than as required by law. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement between Paradise, Inc. and Randy S. Gordon.

10.2	Employment Agreement between Paradise, Inc. and Mark H. Gordon.

10.3	Employment Agreement between Paradise, Inc. and Tracy W. Schulis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARADISE, INC.
(Registrant)

Date: April 9, 2018	/s/ Randy S. Gordon
Randy S. Gordon
President/CEO
(Principal Executive Officer)